SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004


                                    FORM 8-K


  Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

                         Date of Report:  July 13, 2000

                          Anything Internet Corporation
             (Exact name of registrant as specified in its charter)

                                    Colorado
         (State or other jurisdiction of incorporation of organization)

                                    000-29994
                            (Commission File Number)

                                    841425882
                      (IRS Employer Identification Number)

         10333 East Dry Creek Road, Suite 270, Englewood, Colorado 80112
                         (Business address and zip code)

                                 (303)  662-0900
              (Registrant's telephone number, including area code)

      3020 North El Paso, Suite 103, Colorado Springs, Colorado 80907-5454
                                (Former Address)

Item  2.  Acquisition  or  Disposition  of  Assets

On June 30, 2000, Anything Internet Corporation ("ANYI"), a Colorado corporation, acquired all of the shares of Inform Worldwide, Inc. ("Inform"),a Colorado corporation, for 3,000,000 outstanding shares of ANYI's common stock issued to the shareholders of Inform. The 3,000,000 ANYI shares represents
54.12%  of  the  total  outstanding  common  stock  of  ANYI.

Item  5.  Other  Events

Effective July 1, 2000, Edgar P. Odenwalder, III an Carole A Baumbusch were elected members of the ANYI Board of Directors. Effective July 1, 2000, Larry
G. Arnold was named Chief Executive Officer of Inform and Donald Prosser was named Chief Financial Officer of Inform.

Item  7.  Financial  Statements,  Pro  Forma  Financial Information and Exhibits

a) The consolidated audited financial statements of ANYI for the period fiscal year ended June 30, 1999;

b) The consolidated audited financial statements of Inform for the periods ended December 31, 1998 & 1999 and March31, 2000;

c)  Pro  forma  ANYI  unaudited  financial  information;

Exhibits:

a)  Attached  hereto  as  Exhibit  1  is  a  copy  of  the  Agreement;  and

b) Attached hereto as Exhibit 2 is a copy of the Press Release sent out at the time of closing of this transaction.

July  13,  2000

                                              Anything  Internet  Corporation
                                              (Registrant)



                                              /S/  Donald  W  Prosser
                                              -----------------------------
                                              By:  Donald  W  Prosser,  CFO
                                              Englewood,  Colorado

FINANCIAL  STATEMENTS
--------------------

AUDITED  FINANCIAL  STATEMENTS  FOR  THE  FISCAL  YEAR  ENDING  JUNE  30,  1999

CONTENTS

Independent Auditor's Report on
  the Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .  F-2

FINANCIAL STATEMENTS

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

Statement of Operations. . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

Statement of Stockholders' Deficit . . . . . . . . . . . . . . . . . . . .  F-6

Statement of Cash Flows. . . . . . . . . . . . . . . . . . . . . . . . . .  F-7

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . .  F-8

                          INDEPENDENT AUDITOR'S REPORT


Board  of  Directors
Anything  Internet  Corporation
Colorado  Springs,  Colorado

I have audited the accompanying consolidated balance sheet of Anything Internet Corporation as of June 30, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from August 15, 1997 (inception) to June 30, 1998, and for the year ended June 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anything Internet Corporation at June 30, 1999 and the results of its operations and its cash flows for the period from August 15, 1997 (inception) to June 30, 1998, and for the year ended June 30, 1999 in conformity with generally accepted accounting principles.


/s/  Ronald  R.  Chadwick,  P.C.
RONALD  R.  CHADWICK,  P.C.

Aurora,  Colorado
August  19,  1999

                          ANYTHING INTERNET CORPORATION

                                  BALANCE SHEET
                                    (audited)

                                  June 30, 1999

                                     ASSETS

Current  assets:


  Cash                                  $  1,454
  Accounts receivable                    188,689
  Inventory                               12,277
  Prepaid expenses                         8,091
  Notes receivable                        18,023
  Other                                    3,938
                                        ---------
                                         232,472
                                        ---------

Furniture and fixtures:
  Office furniture and equipment          63,162
  Less accumulated depreciation          (14,859)
                                        ---------
                                          48,303
                                        ---------

Other assets:
  Software development costs, net of
   Accumulated amortization of $18,039    39,600
  Deposits                                 2,741
                                        ---------
                                          42,341
                                        ---------

                                        $323,116
                                        =========

                          ANYTHING INTERNET CORPORATION

                                  BALANCE SHEET
                                    (audited)

                                  June 30, 1999

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current  liabilities:


  Accounts payable                       $ 400,721
  Accrued expenses                          52,840
  Bank reserve                              22,051
  Notes payable - line of credit            29,054
  Notes payable - related party             75,000
                                         ----------
                                           579,666
                                         ----------

Stockholders' equity:
  Common stock, Class A, no par value;
    50,000,000 shares authorized;
    3,040,400 issued and outstanding       359,900
  Common stock subscribed (34,000)          68,000
  Stock subscription receivable            (68,000)
  Accumulated deficit                     (616,450)
                                         ----------
                                          (256,550)
                                         ----------
                                         $ 323,116
                                         ==========

                             ANYTHING INTERNET CORPORATION

                                STATEMENT OF OPERATIONS
                                       (audited)


                                                           - Fiscal Years Ending -
                                                        June 30, 1998    June 30, 1999
                                                       ---------------  ---------------
Sales                                                  $      657,988   $    3,503,822

Cost of sales                                                 613,322        3,419,386
                                                       ---------------  ---------------
Gross profit                                                   44,666           84,436


Selling, general and administrative expenses                   69,428          672,293

(Loss) from operations                                        (24,762)        (587,857)

Other income (expense):
  Interest expense                                                  -           (3,831)


Income (loss) before provision for income taxes               (24,762)        (591,688)

Provision for income tax                                            -                -

Net income (loss)                                             (24,762)        (591,688)
                                                       ===============  ===============
Net income (loss) per share
(basic and fully diluted)                                      ($4.27)          ($0.24)
                                                       ===============  ===============

Weighted average number of common shares outstanding            5,800        2,458,533

                             ANYTHING INTERNET CORPORATION

                     STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                       (audited)

           For the period from August 15, 1997 (inception) to June 30, 1998,
                          And For The Year Ended June 30, 1999



                                                    Stock                     Stock-
                              Common Stock         Subscrip.     Accum.      Holders'
                          Shares        Amount     Receivable    Deficit      Equity
                       -------------  -----------  ----------  -----------  -----------
Balance at                        -   $         -  $       -   $        -   $        -
  August 15, 1997

Sales of                      5,800        36,200                               36,200
  common stock

Net gain (loss) for
  the period ended
  June 30, 1998                                                   (24,762)

Balances at
  June 30, 1998               5,800   $    36,200  $       -     ($24,762)  $   36,200

Compensatory stock
  Issuances               2,340,400       113,200                              113,200

Debt retirement               1,950        10,500                               10,500

Stock retirement and
  reissuance                 (7,750)
                            500,000

Sales of
  common stock              200,000       200,000                              200,000

Common stock
  subscribed (34,000
  shares)                                  68,000    (68,000)

Net gain (loss) for
  the period ended
  June 30, 1999                                                  (591,688)    (591,688)
                       -------------  -----------  ----------  -----------  -----------

Balances at
  June 30, 1999           3,040,400   $   427,900   ($68,000)   ($616,450)   ($256,550)
                       =============  ===========  ==========  ===========  ===========

                                    ANYTHING INTERNET CORPORATION

                                CONSOLIDATED STATEMENT OF CASH FLOWS
                                              (audited)

                                         - For the Years Ended -


                                                                      June 30, 1998   June 30, 1999
                                                                     ---------------  --------------
Cash flows from operating
 activities:
   Net income (loss)                                                       ($24,762)      ($591,688)
   Adjustments to
    Reconcile net income to
    Net cash provided by (used for)
    operating activities:
      Depreciation and
       amortization                                                           6,980          25,968
      Compensatory stock
       issuances                                                                  -         113,200
      Debt retirement                                                             -          10,500
      Accounts receivable                                                   (14,591)       (174,098)
      Prepaids and other assets                                                   -         (12,029)
      Inventory                                                                   -         (12,277)
      Deposits                                                               (1,380)         (1,361)
      Accounts payable
       and accrued expenses                                                  22,662         430,899
                                                                     ---------------  --------------
   Net cash used by (used for)
    Operations activities                                                   (11,091)       (210,886)
                                                                     ---------------  --------------

Cash flows from investing
 activities:
   Acquisition of office equipment                                          (14,461)        (48,701)
   Software development costs                                               (26,072)        (31,617)
   Note receivable                                                                -         (18,023)
                                                                     ---------------  --------------
   Net cash used by (used for)
    Investing activities                                                    (40,533)        (98,341)

Cash flow from financing
 activities:
   Proceeds from borrowing                                                   57,538          46,516
   Sale of common stock                                                      36,200         200,000
                                                                     ---------------  --------------
   Net cash provided by (used for)
    financing activities                                                     93,738         246,516

Net increase (decrease)
 in cash                                                                     42,114         (62,711)

Cash at beginning of the
 Period                                                                           -          42,114
                                                                     ---------------  --------------

Cash at end of the period                                            $       42,114        ($20,597)
                                                                     ===============  ==============


Schedule of Non-Cash Investing and Financing Activities:
-------------------------------------------------------------------

During the year ended June 30, 1998, the Company issued 830 common shares for software development services valued at $16,600.

Supplemental Disclosure:
-------------------------------------------------------------------
Cash paid in 1999 for interest: $3,831.

                          ANYTHING INTERNET CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                    (audited)

                        For the year ended June 30, 1999


NOTE  1.  ORGANIZATION,  OPERATIONS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
POLICIES:

Anything Internet Corporation ("Anything Internet", the "Company"), was incorporated in the State of Colorado on August 15, 1997. The Company markets and distributes computers and related accessory products by using the Internet as the exclusive distribution channel. On August 28, 1998, Anything, Inc.
changed its name to Anything Internet Corporation, which was made effective through an amendment to its Articles of Incorporation filed with the Secretary of State of Colorado on August 31, 1998.

Use  of  estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income  tax
-----------

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Cash  and  cash  equivalents
----------------------------

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Net  income  (loss)  per  share
-------------------------------

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon conversion of the Company's preferred stock are not included in the computation if the effect of such inclusion would be anti-dilutive and would increase the earnings or decrease loss per share.

Inventory
---------

Inventory consists of consigned finished goods. Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

Property  and  equipment
------------------------

Property and equipment are recorded at cost and depreciated under accelerated methods over an estimated life of five to seven years.

Software  development  costs
----------------------------

It is the Company's policy to capitalize major software development activities to reflect the value of the software over its anticipated useful life. The Company amortizes this software over a three year period from the implementation of the software.

Accounts  receivable
--------------------

The Company reviews accounts receivable periodically for collectibility and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary.

Products  and  services,  geographic  areas  and  major  customers
------------------------------------------------------------------

Company sales were derived from marketing and distributing computers and related products over the Internet, were to external customers, and were domestic. The Company had no one major customer accounting for over 10% of its sales. The Company's long term assets are all held domestically.

Revenue  Recognition
--------------------

The Company recognizes revenue when a product is shipped to customers either from the Company's inventory or when shipped from distributors' warehouses directly to the customer. The Company assumes title to the product when it is shipped either to the Company or directly to the Company's customer.


NOTE  2.  RELATED  PARTY  TRANSACTIONS

On December 31, 1998 the Company loaned Robert C. Schick, an officer, $18,023 at a rate of 3% per annum. The note matures and is payable in full on December 31, 1999.

On June 16, 1999, the Company borrowed $75,000 from a related corporation with an ownership interest in Anything Internet Corporation. The short-term loan was made at a rate of 12% per annum, and comes due July 30, 1999.


NOTE  3.  LEASE  COMMITMENT

Effective June 3, 1999, the Company extended its lease agreement for office space in Colorado Springs, Colorado, and effective March, 1999, entered into a lease agreement for office space in Tampa, Florida. Both leases are for a period of twelve-months and can be renewed at terms and conditions to be established at expiration date. Lease expense incurred for the year ended June 30, 1999 was approximately $19,000. The remaining minimum future rental payments, all in 1999, are $26,569.


NOTE  4.  LINES  OF  CREDIT

To help finance the cost of inventory, Nations Credit Distribution Finance, Inc., has extended the Company a credit line not to exceed $35,000. The interest rate applicable to each transaction depends upon the vendor and the timeliness of repayment, and ranges from 0% to 18%. The credit line is unsecured. At June 30, 1999 the Company's outstanding balance on this credit line was $1,292.

The Company has also established a $50,000 line of credit with US Bank of Colorado Springs, Colorado. Payments are due on the 15th of each month and interest accrues at the rate of 10.45% per annum. At June 30, 1999 the Company's outstanding balance on this credit line was $27,762.


NOTE  5.  INCOME  TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

At June 30, 1999 the Company had approximately $615,000 of unused federal net operating loss carryforwards, which begin to expire in the year 2019. A deferred tax asset has been offset by 100% valuation allowance. The Company accounts for income taxes pursuant to SFAS 109. The components of the Company's assets and liabilities as follows:

                                                      June 30,1998    June 30, 1999
                                                     --------------  ---------------
Deferred tax liability                               $           -   $            -

Deferred tax asset arising from:
    Net operating loss carryforwards                         7,321          240,417
                                                     --------------  ---------------
                                                             7,321          240,417

Valuation allowance                                         (7,321)        (240,417)
                                                     --------------  ---------------

Net Deferred Taxes                                   $           -   $            -

The income tax (benefit) consists of the following:

Current:
    Federal                                          $           -   $            -
    State                                                        -                -
                                                     --------------  ---------------

Deferred:
    Federal                                                ($6,382)       ($209,595)
    State                                                     (939)         (30,822)
                                                     --------------  ---------------
                                                           ($7,321)       ($240,417)


No difference exists between these amounts and amounts computed at federal and state statutory rates. The net change in 1999 in the total valuation allowance was $233,096.


NOTE  6.  STOCKHOLDERS'  EQUITY

Common  stock
-------------

The Company as of June 30, 1999 had 50,000,000 shares of authorized common stock, no par value, with 3,040,400 shares issued and outstanding.

In May, 1998 an officer provided the company with $1,400 in cash and web page design and development valued at $16,600. In August, 1998 the Company exchanged 1,950 shares of common stock for debt cancellation by an officer in the amount of $10,500. Later in August, 1998, the Company retired all its 7,750 currently outstanding shares, in addition to 4,200 retired earlier in the year, in exchange for 500,000 shares of new Class A common stock. Also in August, 1998, the Company purchased 200,000 Class A common shares of Banyan Corporation valued at $40,000 in exchange for 1,000,000 Class A common shares of the Company. In addition the Company issued 1,300,000 shares of Class A common stock for management consulting, legal and investor relations services valued at $52,000 to parties unrelated to the Company or Banyan Corporation. In September, 1998, the Company issued to the members of its Board of Directors 20,000 shares of Class A common stock for services. In December, 1998 and January, 1999 the Company sold 200,000 shares of Class A common stock for $200,000 in a private placement. In January, 1999 the Company issued 20,400 common shares to directors and others for compensation valued at $20,400.

Warrants
--------

As of June 30, 1999, the Company had 200,000 Common Stock Purchase Warrants outstanding (the "Warrants"), issued in conjunction with a private placement completed in January, 1999. Each Warrant entitles the holder to purchase one share of the Company's Class A common stock at an exercise price of $3.00 per share through January 15, 2000, at which time the Warrants expire. The Company may redeem the Warrants at a price of $0.01 per Warrant, at any time through January 15, 2000 upon not less than 30 days, nor more than 60 days, prior written notice, provided that the closing bid quotation for the common stock as reported by any quotation service on which the common stock is quoted is at least $4.00 for ten consecutive trading sessions ending on the two days prior to the day on which notice is given.

Stock  options
--------------

As of June 30, 1999, the Company made a stock option award to directors and others and adopted an employee stock benefit plan, which are described below. The Company applies APB Opinion 25 and related Interpretations in accounting for stock options.

Accordingly, no compensation cost has been recognized for its stock option award to directors and its employee stock benefit plan, nor was any compensation cost charged against income under the award or plan in 1999. Had compensation cost for the Company's stock option award and employee stock benefit plan been determined based on the fair value at the grant dates for awards under the stock option award and employee stock benefit plan consistent with the method of FASB Statement 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                               1999
                                                           ------------
Net income (loss)                            As reported     ($591,688)
                                             Pro forma     ($1,497,389)


Basic and fully diluted earnings per share   As reported        ($0.24)
                                             Pro form           ($0.61)

Stock  option  award
--------------------

In August, 1998, the Company granted stock options, exercisable immediately (except as noted below), to certain officers and directors as compensation for services, to purchase common shares of the Company as follows:

 mount   Price/Share     Expiration Date
-------  ------------  -------------------
500,000  $          1    February 29, 2000
 50,000  $         40    April 1, 2002
 25,000  $         75    April 1, 2002
 25,000  $        100    April 1, 2002
*10,000  $          3    March 31, 2003

        *  Option  vests  over  3  years.


Employee  stock  option  plan
--------------------------

On June 4, 1999 the Company awarded stock options to four employees under an employee stock option plan. 200,000 common shares were reserved under the plan, which expires in June, 2007. Each employee received options to purchase 2,500 common shares (10,000 shares total). The options vest at 500 shares per year per employee, beginning June 4, 2000, at an exercise price of $3 per share.

A summary of the status of the Company's stock options as of June 30, 1999, and changes during the year ending on that date is presented below:

                                    June 30, 1999
                                    --------------
                                    Weighted Avg.
Options                                 Shares      Exercise Price
----------------------------------  --------------  ---------------
Outstanding at beginning of period               -  $             -
Granted                                    620,000  $         11.19
Exercised                                        -                -
Forfeited                                        -                -
  -------                                   ------
Outstanding at end of period               620,000  $         11.19

Options exercisable at period end          603,333

Weighted average fair value of
  Options granted during the
  Period                            $         1.48

The following table summarizes information about stock options outstanding at June 30, 1999.

                        Options Outstanding            Options Exercisable
               -------------------------------------  ----------------------
               Weighted Avg.   Weighted    Weighted
Range of          Number       Remaining     Avg.       Number       Avg.
Exercise        Outstanding   Contractual  Exercise   Exercisable  Exercise
Prices          at 6/30/99       Life        Price    at 6/30/99     Price
-------------  -------------  -----------  ---------  -----------  ---------
1.00-$100.00        620,000  13.2 months  $   11.19      603,333  $   11.44

                             INFORM WORLDWIDE, INC.


                              FINANCIAL STATEMENTS

                            DECEMBER 31, 1998 & 1999,
                                & MARCH 31, 2000

                             INFORM WORLDWIDE, INC.
                              FINANCIAL STATEMENTS

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----

     INDEPENDENT  AUDITOR'S  REPORT  ON
         THE  FINANCIAL  STATEMENTS                                    F-1


     FINANCIAL  STATEMENTS

          Balance  sheet                                               F-2
          Statement  of  operations                                    F-3
          Statement  of  stockholders'  deficit                        F-4
          Statement  of  cash  flows                                   F-5
          Notes  to  Financial  statements                             F-6

                          INDEPENDENT AUDITOR'S REPORT


Board  of  Directors
Inform  Worldwide,  Inc.
Englewood,  Colorado

I have audited the accompanying balance sheets of Inform Worldwide, Inc. as of December 31, 1998, December 31, 1999 and March 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998 and 1999, and for the three months ended March 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inform Worldwide, Inc. as of December 31, 1998, December 31, 1999 and March 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1999, and for the three months ended March 31, 2000 in conformity with generally accepted accounting principles.


Aurora,  Colorado
June  22,  2000                                         RONALD R. CHADWICK, P.C.

                             INFORM WORLDWIDE, INC.
                                 BALANCE SHEETS



                                              DEC. 31,    DEC. 31,    MARCH 31,
                                                1998        1999        2000
                                              ---------  ----------  -----------
ASSETS

CURRENT ASSETS
      Cash                                    $       -  $   9,141   $   27,445
      Accounts receivable                       305,638    117,515       55,166
      Related party receivables                  13,082     10,804       11,132
                                              ---------  ----------  -----------
             TOTAL CURRENT ASSETS               318,720    137,460       93,743

      Property, plant & equipment (net)         148,141    113,857      106,891
      Intangible assets (net)                    20,564     11,140        9,076
      Deposits                                   14,143     14,143       14,143
                                              ---------  ----------  -----------

TOTAL ASSETS                                  $ 501,568  $ 276,600   $  223,853
                                              =========  ==========  ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Bank overdraft                          $  20,159  $       -   $        -
      Accrued payables                           19,929    111,537       84,943
      Line of credit                            106,896     81,599       81,599
      Deferred revenue                           16,080     22,467       19,038
      Note payable - current portion             21,409     46,052       41,801
      Related party payable                      41,420     72,240
                                              ---------  ----------  -----------
          TOTAL CURRENT LIABILTIES              184,473    303,075      299,621

      Note payable                               53,174      7,122
                                              ---------  ----------  -----------
TOTAL LIABILITIES                               237,647    310,197      299,621
                                              ---------  ----------  -----------

STOCKHOLDERS' EQUITY
      Common stock, $.01 par value;
         500,000 shares authorized;
         20,000 shares issued & outstanding         200        200          200
      Paid in capital                             6,188      6,188        6,188
      Retained earnings (deficit)               257,533    (39,985)     (82,156)
                                              ---------  ----------  -----------
TOTAL STOCKHOLDERS' EQUITY                      263,921    (33,597)     (75,768)
                                              ---------  ----------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 501,568  $ 276,600   $  223,853
                                              =========  ==========  ===========


    The accompanying notes are an integral part of the financial statements.

                             INFORM WORLDWIDE, INC.
                            STATEMENTS OF OPERATIONS



                                                                THREE MONTHS
                                     YEAR ENDED     YEAR ENDED      ENDED
                                      DEC. 31,       DEC. 31,     MARCH 31,
                                        1998           1999         2000
                                   --------------  ------------  -----------
  Sales                            $   2,448,836   $ 1,167,870   $  249,944
  Cost of sales                          707,552       292,989       91,311
                                   --------------  ------------  -----------

  Gross margin                         1,741,284       874,881      158,633

  Operating expenses                   1,617,491     1,155,450      197,426
                                   --------------  ------------  -----------

  Income (loss) from operations          123,793      (280,569)     (38,793)

  Other income (expense)
       Gain on asset sales                65,433
       Interest expense                  (11,676)      (16,949)      (3,378)
                                   --------------  ------------  -----------

  Income (loss) before provision
       for income taxes                  177,550      (297,518)     (42,171)

  Provision for income tax                     -             -            -
                                   --------------  ------------  -----------

  NET INCOME (LOSS)                $     177,550   $  (297,518)  $  (42,171)
                                   ==============  ============  ===========


  NET INCOME (LOSS) PER SHARE
  (Basic and fully diluted)        $        8.88   $    (14.88)  $    (2.11)
                                   ==============  ============  ===========

  Weighted average number of
  common shares outstanding               20,000        20,000       20,000
                                   ==============  ============  ===========


    The accompanying notes are an integral part of the financial statements.


                                      INFORM WORLDWIDE, INC.
                                STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                  Retained    Stockholders'
                                     Common Stock      Paid in    Earnings       Equity
                                   Shares     Amount   Capital   (Deficit)      (Deficit)
                                ------------  -------  --------  ----------  ---------------
Balances at December 31, 1997         20,000  $   200  $  6,188  $  79,983   $       86,371

Net gain (loss) for the year
    ended December 31, 1998                                        177,550          177,550
                                                                 ----------  ---------------

Balances at December 31, 1998         20,000  $   200  $  6,188  $ 257,533   $      263,921

Net gain (loss) for the year
    ended December 31, 1999                                       (297,518)        (297,518)
                                                                 ----------  ---------------

Balances at December 31, 1999         20,000  $   200  $  6,188  $ (39,985)  $      (33,597)

Net gain (loss) for the period
    ended March 31, 2000                                           (42,171)         (42,171)
                                                                 ----------  ---------------

Balances at March 31, 2000            20,000  $   200  $  6,188  $ (82,156)  $      (75,768)
                                ============  =======  ========  ==========  ===============


                                  INFORM WORLDWIDE, INC.
                                 STATEMENTS OF CASH FLOWS



                                                                             THREE MONTHS
                                                 YEAR ENDED    YEAR ENDED       ENDED
                                                  DEC. 31,      DEC. 31,      MARCH 31,
                                                    1998          1999           2000
                                                ------------  ------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                          $   177,550   $  (297,518)  $     (42,171)

     Adjustments to reconcile net income to
     net cash provided by (used for)
     operating activities:
          Depreciation                               66,707        36,917           6,966
          Amortization                                7,415         9,424           2,089
          Accounts receivable                       (14,123)      188,123          62,349
          Related party receivables                 (12,476)        2,278            (328)
          Prepaid expenses                           10,359             -               -
          Accrued payables                           (2,261)       91,608         (26,594)
          Related party payable                                    41,420          30,820
          Deferred revenue                         (126,803)        6,387          (3,429)
          Deposits                                   (6,198)            -               -
          Gain on asset sales                       (65,433)            -               -
                                                ------------  ------------  --------------
               NET CASH PROVIDED BY (USED FOR)
               OPERATING ACTIVITIES                  34,737        78,639          29,702
                                                ------------  ------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from asset sales                       75,278             -               -
     Purchase of fixed assets                      (102,366)       (2,633)              -
     Purchase of intangible assets                  (21,672)            -             (25)
                                                ------------  ------------  --------------
               NET CASH PROVIDED BY (USED FOR)
               INVESTING ACTIVITIES                 (48,760)       (2,633)            (25)
                                                ------------  ------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings under line-of-credit              6,896       (25,297)              -
     Proceeds from notes payable                     66,719        21,586               -
     Payments on notes payable                      (49,959)      (42,995)        (11,373)
                                                ------------  ------------  --------------
               NET CASH PROVIDED BY (USED FOR)
               FINANCING ACTIVITIES                  23,656       (46,706)        (11,373)
                                                ------------  ------------  --------------

NET INCREASE (DECREASE) IN CASH                       9,633        29,300          18,304
CASH AT THE BEGINNING OF THE PERIOD                 (29,792)      (20,159)          9,141
                                                ------------  ------------  --------------

CASH AT THE END OF THE PERIOD                   $   (20,159)  $     9,141   $      27,445
                                                ============  ============  ==============

SUPPLEMENTAL  DISCLOSURE
------------------------

Cash  paid  for  interest  in 1998, 1999, and three months ended March 31, 2000:
$11,676,  $16,949,  and  $3,378.


    The accompanying notes are an integral part of the financial statements.

                             INFORM WORLDWIDE, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE  1.  ORGANIZATION,  OPERATIONS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
POLICIES:

Inform Worldwide, Inc. (the "Company"), was incorporated in the State of Colorado on February 5, 1996. The Company's business is in the development of business applications that combine geography and the Internet. The Company provides software products for the delivery of location information in Internet applications to the telecommunications and utilities industries.

Principles  of  consolidation
-----------------------------

The accompanying consolidated financial statements include the accounts of Inform Worldwide, Inc. and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use  of  estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income  tax
-----------

The Company is designated for tax purposes as an S-Corporation and pays no income tax at the corporate level.

Cash  and  cash  equivalents
----------------------------

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts  receivable
--------------------

The Company reviews accounts receivable periodically for collectibility and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 1999 the Company had no balance in its allowance for doubtful accounts.

                             INFORM WORLDWIDE, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Net  income  (loss)  per  share
-------------------------------

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon conversion of the Company's preferred stock are not included in the computation if the effect of such inclusion would be anti-dilutive and would increase the earnings or decrease loss per share.

Inventory
---------

Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

Property  and  equipment
------------------------

Property and equipment are recorded at cost and depreciated under accelerated methods over an estimated life of five to thirty nine years. The Company's cost basis of property and equipment, consisting of furniture, equipment and leasehold improvements was $327,513, $330,146, and $330,146 at December 31, 1998, December 31, 1999 and March 31, 2000 respectively, with corresponding accumulated depreciation of $179,372, $216,289, and $223,255. Depreciation expense for the years ended December 31, 1998 and December 31, 1999, and the three months ended March 31, 2000 was $66,707, $36,917, and $6,966.

Other  assets
-------------

Intangible assets, consisting primarily of software, are recorded at cost and amortized based on the straight line method over three to five years. The Company's cost basis of intangible assets was $45,947, $45,947, and $45,972 at December 31, 1998, December 31, 1999 and March 31, 2000 respectively, with corresponding accumulated amortization of $25,383, $34,807, and $36,896. Amortization expense for the years ended December 31, 1998 and December 31, 1999, and the three months ended March 31, 2000 was $7,415, $9,424, and $2,089.

Products  and  services,  geographic  areas,  and  major  customers
-------------------------------------------------------------------

Company sales were derived from marketing and distributing computers and related products over the Internet, were to external customers, and were domestic. The Company

                             INFORM WORLDWIDE, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

had no one major customer accounting for over 10% of its sales. The Company's long term assets are all held domestically.

Revenue  recognition
--------------------

Revenue  is  recognized  by  the  Company  when  services  have  been completed.

AICPA  Statement  of  Position  98-5
------------------------------------

Effective January 1, 1999 the Company has adopted AICPA Statement of Position ("SOP") 98-5, which requires nongovernmental entities to expense startup costs as incurred. The adoption by the Company of SOP 98-5 is not expected to have a material impact on the Company's financial statements.

Financial  Instruments
----------------------

The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and long term debt, as reported in the accompanying balance sheet, approximates fair value.

NOTE  2.  RELATED  PARTY  TRANSACTIONS

The Company has periodically borrowed funds from an officer to meet operating needs, which are accounted for as a related party payable. These advanced funds are unsecured, due on demand, and bear interest at 7% per annum on the outstanding balance. The balance in related party payable was $41,410 and $72,240 at December 31, 1999 and March 31, 2000. The Company also carries a related party receivable account for various advances to employees.

NOTE  3.  LEASE  COMMITMENTS

The Company has leased office space, equipment, and a vehicle under various lease agreements through May, 2003. Lease expense incurred for the years ended December 31, 1998 and 1999, and the three months ended March 31, 2000 was $162,337, $209,794, and $51,950 respectively. The remaining minimum future lease payments through 2003 are approximately $825,000.

                             INFORM WORLDWIDE, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE  4.  NOTES  PAYABLE  AND  CREDIT  LINES

The Company has established a line of credit with a bank providing for borrowing amounts ranging from $150,000 in 1998 to $100,000 as of March 31, 2000. The line of credit, which expires on May 1, 2000, is collateralized by substantially all the assets of the Company and is guaranteed by an officer of the Company. Interest is accrued at 2% points above the bank's prime rate (8.75% in 1998, 10.5% in 1999, and 10.5% in 2000).

At December 31, 1998, 1999 and March 31, 2000 the Company had the following notes payable outstanding:

                                                      Dec.  31,   Dec.  31,   March  31,
                                                         1998        1999        2000
                                                      ----------  ----------  -----------
Note  payable  to  a  bank,  monthly  payments  of
4,195,  secured  by  all  Company  assets,
interest  at  9.50%  per  annum,
maturing  July  15,  2001                             $   74,583  $   53,174  $    41,801

Line  of  credit  (as described above)                   106,896      81,599       81,599
                                                      ----------  ----------  -----------


Total                                                    181,479     134,773      123,400
less  current  portion
                                                         128,305     127,651      123,400
                                                      ----------  ----------  -----------
Long  term  debt                                      $   53,174  $    7,122  $         -
                                                      ==========  ==========  ===========

At March 31, 2000 the schedule of maturities by fiscal year for all notes and credit lines outstanding is as follows:

     Years  ending  December  31,

     2000       $   119,166
     2001             4,234
               ------------
     Total       $  123,400
               ============

The fair value of the Company's long term notes payable is estimated based on the current rates offered to the Company for debt of the same remaining maturity. At December 31, 1998, 1999 and March 31, 2000 the fair value of the notes payable approximated the amount recorded in the financial statements.

                             INFORM WORLDWIDE, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE  5.  STOCKHOLDERS'  EQUITY

Common  stock
-------------

The Company as of December 31, 1998, 1999 and March 31, 2000 had 500,000 shares of authorized common stock, $.01 par value, with 20,000 shares issued and outstanding.


NOTE  6.  SUBSEQUENT  EVENTS

On June 30, 2000 all of the Company's outstanding stock was acquired by Anything Internet Corporation.

               ANYTHING INTERNET CORPORATION (AND SUBSIDIARY), AND
                     INFORM WORLDWIDE, INC (AND SUBSIDIARY)
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                        JUNE 30, 1999 AND MARCH 31, 2000


BASIS  OF  PRESENTATION

The following pro forma consolidated balance sheet as of March 31, 2000, and pro forma consolidated statements of operations for the year ended June 30, 1999 and nine months ended March 31, 2000 between Anything Internet Corporation and Inform Worldwide, Inc., are presented to show what effects the purchase of Inform Worldwide, Inc. by Anything Internet Corporation on May 31, 2000 might have had on historical financial information had the transaction taken place on an earlier date. The pro forma consolidated financial statements are derived from the historical financial statements of Anything Internet Corporation and Inform Worldwide, Inc., and assume that for balance sheet purposes the transaction occurred on March 31, 2000 and for statement of operations purposes on July 1, 1998 with resulting effects through March 31, 2000. The pro forma consolidated financial statements should be read in conjunction with the historical financial information. The pro forma consolidated financial statements are not necessarily indicative of the result that would have been attained had the transaction actually taken place earlier.

                                     ANYTHING INTERNET CORPORATION (AND SUBSIDIARY), AND
                                           INFORM WORLDWIDE, INC. (AND SUBSIDIARY)
                                             PRO FORMA CONSOLIDATED BALANCE SHEET
                                                        MARCH 31, 2000



                                                                  Anything        Inform
                                                                  Internet       World -      Adjustments       End
                                                                 Corporation    wide, Inc.     (Note 1)       Balance
                                                                -------------  ------------  -------------  ------------

                                ASSETS

CURRENT ASSETS
      Cash                                                      $    479,942   $    27,445   $          -   $   507,387
      Accounts receivable                                              7,061        55,166                       62,227
      Related party receivables                                                     11,132                       11,132
      Prepaid expenses                                                38,000                                     38,000
                                                                -------------                               ------------
             TOTAL CURRENT ASSETS                                    525,003        93,743              -       618,746
                                                                -------------  ------------  -------------  ------------
FIXED ASSETS
      Property, plant & equipment                                     70,369       330,146                      400,515
                                                                -------------  ------------                 ------------
                                                                      70,369       330,146              -       400,515
      less accumulated depreciation                                  (28,150)     (223,255)                    (251,405)
                                                                -------------  ------------                 ------------
                                                                      42,219       106,891              -       149,110
                                                                -------------  ------------  -------------  ------------
OTHER ASSETS
      Licensing rights, net                                                                     9,825,768     9,825,768
      Software costs, net                                             42,276         9,076                       51,352
      Deposits                                                         1,280        14,143                       15,423
                                                                -------------  ------------                 ------------
                                                                      43,556        23,219      9,825,768     9,892,543
                                                                -------------  ------------  -------------  ------------

TOTAL ASSETS                                                    $    610,778   $   223,853   $  9,825,768   $10,660,399
                                                                =============  ============  =============  ============

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accrued payables                                          $    439,200   $    84,943   $          -   $   524,143
      Lines of credit                                                 46,780        81,599                      128,379
      Deferred revenue                                                              19,038                       19,038
      Related party payable                                                         72,240                       72,240
      Note payable - current portion                                                41,801                       41,801
                                                                               ------------                 ------------
          TOTAL CURRENT LIABILTIES                                   485,980       299,621              -       785,601
                                                                -------------  ------------  -------------  ------------

TOTAL LIABILITIES                                                    485,980       299,621              -       785,601
                                                                -------------  ------------  -------------  ------------

STOCKHOLDERS' EQUITY
      Preferred stock, Class A: no par value;
          10,000,000 shares authorized;
          1,106,716 issued and outstanding                           488,355                                    488,355
      Common stock, Class A: no par value;
          50,000,000 shares authorized;
          3,074,400 issued and outstanding                         1,488,776         6,388      9,743,612    11,238,776
         (6,074,400 after adjustments)
      Accumulated deficit                                         (1,852,333)      (82,156)        82,156    (1,852,333)
                                                                -------------  ------------  -------------  ------------
TOTAL STOCKHOLDERS' EQUITY                                           124,798       (75,768)     9,825,768     9,874,798
                                                                -------------  ------------  -------------  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $    610,778   $   223,853   $  9,825,768   $10,660,399
                                                                =============  ============  =============  ============

                                     ANYTHING INTERNET CORPORATION AND
                                  INFORM WORLDWIDE, INC. (AND SUBSIDIARY)
                              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  FOR  THE  YEAR  ENDED  JUNE  30,  1999



                                                    Anything        Inform
                                                    Internet        World-      Adjustments       End
                                                   Corporation    wide, Inc.     (Note 1)       Balance
                                                  -------------  ------------  -------------  ------------
Sales, net                                        $  3,503,822   $ 1,802,510   $          -   $ 5,306,332

Cost of  sales                                       3,419,386       474,907                    3,894,293
                                                  -------------  ------------                 ------------

Gross margin                                            84,436     1,327,603              -     1,412,039

Operating expenses                                     672,293     1,653,864      2,005,543     4,331,700
                                                  -------------  ------------  -------------  ------------

Gain (loss) from operations                           (587,857)     (326,261)    (2,005,543)   (2,919,661)

Other income (expense)
     Interest expense                                   (3,831)      (13,472)                     (17,303)
     Gain (loss) on sale of assets                                       433                          433
                                                                 ------------                 ------------

Income (loss) before provision for income taxes       (591,688)     (339,300)    (2,005,543)   (2,936,531)

Provision for income tax                                     -             -              -             -
                                                  -------------  ------------  -------------  ------------

NET INCOME (LOSS)                                 $   (591,688)  $  (339,300)  $ (2,005,543)  $(2,936,531)
                                                  =============  ============  =============  ============

NET INCOME (LOSS) PER SHARE
(Basic and fully diluted)                         $      (0.24)                               $     (0.54)
                                                  =============                               ============

Weighted average number of
common shares outstanding                            2,458,533                                  5,458,533
                                                  =============                               ============

                            ANYTHING INTERNET CORPORATION (AND SUBSIDIARY) AND
                                  INFORM WORLDWIDE, INC. (AND SUBSIDIARY)
                              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 FOR THE NINE MONTHS ENDED MARCH 31, 2000



                                                    Anything        Inform
                                                    Internet        World-      Adjustments       End
                                                   Corporation    wide, Inc.     (Note 1)       Balance
                                                  -------------  ------------  -------------  ------------
Sales, net                                        $    588,436   $   803,813   $          -   $ 1,392,249

Cost of  sales                                         596,016       223,954                      819,970
                                                  -------------  ------------                 ------------

Gross margin                                            (7,580)      579,859              -       572,279

Operating expenses                                   1,200,418       624,722      1,504,158     3,329,298
                                                  -------------  ------------  -------------  ------------

Gain (loss) from operations                         (1,207,998)      (44,863)    (1,504,158)   (2,757,019)

Other income (expense)
     Interest income                                     1,425                                      1,425
     Interest expense                                  (15,143)      (13,089)                     (28,232)
     Bad debt write-off                                (14,167)                                   (14,167)
                                                  -------------                               ------------

Income (loss) before provision for income taxes     (1,235,883)      (57,952)    (1,504,158)   (2,797,993)

Provision for income tax                                     -             -              -             -
                                                  -------------  ------------  -------------  ------------

NET INCOME (LOSS)                                 $ (1,235,883)  $   (57,952)  $ (1,504,158)  $(2,797,993)
                                                  =============  ============  =============  ============

NET INCOME (LOSS) PER SHARE
(Basic and fully diluted)                         $      (0.45)                               $     (0.49)
                                                  =============                               ============

Weighted average number of
common shares outstanding                            2,739,601                                  5,739,601
                                                  =============                               ============

               ANYTHING INTERNET CORPORATION (AND SUBSIDIARY), AND
                     INFORM WORLDWIDE, INC. (AND SUBSIDIARY)
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                        JUNE 30, 1999 AND MARCH 31, 2000


NOTE  1.  SUMMARY  OF  TRANSACTION

Effective May 31, 2000 Anything Internet Corporation issued 3,000,000 shares of common stock valued at $9,750,000 to purchase all the common stock of Inform Worldwide, Inc. The difference between the consideration paid of $9,750,000 and the net liabilities acquired of $277,717 was allocated to licensing rights in the amount of $10,027,717. Statement of operations adjustments include amortization of licensing rights of $2,005,543 in 1999 and $1,504,158 for the nine months ended March 31, 2000 (included in operating expenses).